Exhibit 8.1

Subsidiaries of Ecopetrol S.A.

Ending Date: 31/03/2015

The following table sets forth our subsidiaries, their respective countries of incorporation, our percentage ownership in each (both directly and indirectly through other subsidiaries) at March 31, 2015

COMPANY	COUNTRY OF INCORPORATION	OWNERSHIP
ANDEAN CHEMICALS LIMITED	Bermuda	100.00%
BLACK GOLD RE LIMITED	Bermuda	100.00%
CENIT TRANSPORTE Y LOGÍSTICA DE HIDROCARBUROS S.A.S.	Colombia	100.00%
ECOPETROL CAPITAL AG	Switzerland	100.00%
ECOPETROL GLOBAL ENERGY S.L.U	Spain	100.00%
ECOPETROL GLOBAL CAPITAL S.L.U.	Spain	100.00%
EQUION ENERGÍA LIMITED.	United Kingdom	51.00%
HOCOL PETROLEUM LIMITED	Bermuda	100.00%
BIOENERGY S.A.**	Colombia	93.47%
BIOENERGY ZONA FRANCA S.A.S**	Colombia	93.47%
COLOMBIA PIPELINES LIMITED**	United Kingdom	51.00%
COMPOUNDING AND MASTERBATCHING INDUSTRY LTDA - COMAI **	Colombia	100.00%
ECOPETROL AMERICA INC**	United States	100.00%
ECOPETROL DEL PERU S.A.**	Peru	100.00%
ECOPETROL OLEO & GAS DO BRASIL LTDA**	Brazil	100.00%
ECOPETROL GERMANY GmbH**	Germany	100.00%
HOCOL S.A.**	Cayman Islands	100.00%
OLEODUCTO BICENTENARIO DE COLOMBIA S.A.S.**	Colombia	55.97%
OLEODUCTO CENTRAL S.A. - OCENSA**	Colombia	72.65%
OLEODUCTO DE COLOMBIA S.A. - ODC**	Colombia	73.00%
OLEODUCTO DE LOS LLANOS ORIENTALES S.A**	Panama	65.00%
REFINERIA DE CARTAGENA S.A. *	Colombia	100.00%
PROPILCO S.A.*	Colombia	100.00%
SANTIAGO OIL COMPANY**	Cayman Islands	51.00%

*Direct and indirect participation.

**Solely indirect participation through other subsidiaries or affiliates.